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                                                                EXHIBIT 23.12.4



                    [REZNICK FEDDER & SILVERMAN LETTERHEAD]



                     CONSENT OF REZNICK FEDDER & SILVERMAN



                                ----------------



We consent to the inclusion in this Registration Statement of AIMCO Properties, L.P. on Form S-4 of our report dated January 31, 1998, on our audit of the financial statements of Park Towne Place Associates Limited Partnership ("PTPALP") and to the incorporation by reference in this Registration Statement of our report dated January 31, 1998, appearing in the PTPALP Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus Supplement which is part of the Form S-4 Registration Statement.



                                                  REZNICK FEDDER & SILVERMAN

                                                  /s/ REZNICK FEDDER & SILVERMAN




March 25, 1999
Bethesda, Maryland